Exhibit 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form 20-F of Lumenis Ltd. and the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-6774, 333-40600, 333-65696 and 333-107465) of Lumenis Ltd. of our report dated April 30, 2007, relating to the consolidated financial statements, and to the reference to us under the heading “Auditors” in this Registration Statement on Form 20-F.
/s/ Ziv Haft
  Ziv Haft
Certified Public Accountants (Isr.)
A BDO member firm
Tel-Aviv, Israel
August 16, 2007